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8% Series D Cumulative                                                                                                400,000 Shares
Redeemable Preferred Shares

Number                                                                                                  CUSIP 431284 40 5
     1                                                                                                  See Reverse for Certain
                                                                                                        Definitions and Restrictions

                                            HIGHWOODS PROPERTIES, INC.

                               Incorporated under the Laws of the State of Maryland

This Certifies that

FIRST UNION NATIONAL BANK, as Preferred Share Depositary

is the owner of 400,000 fully paid and non-assessable 8% SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES, $.01 par value ($250.00 liquidation preference), of Highwoods Properties, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Amended and Restated Articles of Incorporation and Bylaws of
the Corporation, each as from time to time amended (copies of which are on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated: April 23, 1998

[Seal]


Authorized Signatures:              _____________________________                           ____________________________
                                    Edward J. Fritsch                                       Ronald P. Gibson
                                    Executive Vice President, Chief                         President and Chief Executive Officer
                                    Operating Officer and Secretary

Countersigned and Registered:
First Union National Bank (Charlotte, North Carolina)
Transfer Agent and Registrar

By:      ____________________________
         Authorized Signatory

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                                            HIGHWOODS PROPERTIES, INC.

         The shares of capital stock represented by this certificate are subject to restrictions on transfer for the purpose of the
Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No
Person may Beneficially Own shares of capital stock in excess of 9.8% of the outstanding capital stock of the Corporation. Any
Person who attempts to Beneficially Own shares of capital stock in excess of the above limitation must immediately notify the
Corporation; any shares of capital stock so held may be subject to mandatory redemption or sale in certain events, and acquisitions of shares of capital stock in excess of such limitation shall be void ab initio. A Person who attempts to Beneficially Own shares of the Corporation's capital stock in violation of the ownership limitations set forth in Section 6.2 of the Amended and Restated
Articles of Incorporation shall have no claim, cause of action, or any other recourse whatsoever against a transferor of such shares. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of
Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. The Corporation is authorized to issue more than one class of capital stock. The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, and any preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class authorized to be issued and, with respect to the classes of capital stock which may be issued in series, the differences in the relative rights and preferences between the shares of each such series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Such requests may be made to the Secretary of the Corporation at its principal office or to the Corporation's transfer agent.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
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                            UNIF GIFT MIN ACT --
TEN COM           --       as tenants in common                                         _______   Custodian   ______
TEN ENT           --       as tenants by the entireties                                 (Cust)               (Minor)
JT TEN            --       as joint tenants with right of                               under Uniform Gifts to Minors
                           survivorship and not as tenants                              Act ________________________
                           in common                                                                (State)

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For value received, __________________ hereby sell, assign and transfer unto __________ (Please insert social security or other identifying number of assignee) ___________________________________________________________________ (Please print or typewrite name and address, including zip code, of assignee) ____________________________ shares of the capital stock represented by the within
Certificate, and do hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_____________________________________

                                    ------------------------------------------------------------------------------
                  NOTICE:            The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

         Signature(s) Guaranteed:                             ____________________________________________________
                                                              The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF
INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
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